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                                   EXHIBIT 5
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP


                               NATIONSBANK PLAZA
                    600 PEACHTREE STREET, N.E. - SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                            TELEPHONE: 404-885-3000
                            FACSIMILE: 404-885-3995
                  INTERNET:  Thomas.Powell@troutmansanders.com

Thomas O. Powell                                                   404-885-3294

                               December 16, 1997



Century South Banks, Inc.
60 Main Street West
Dahlonega, Georgia 30533


   Re: Merger of Bank Corporation of Georgia with and into Century South Banks, Inc.



Ladies and Gentlemen:

     We have served as counsel to Century South Banks, Inc. ("Company"), a corporation organized and existing under the laws of the State of Georgia, in connection with the execution and delivery of the Agreement and Plan of Merger, dated March 31, 1997, and amended on July 11, 1997 and October 15, 1997 (the "Agreement"), by and between CSBI and Bank Corporation of Georgia ("BCG"), a Georgia corporation, pursuant to which BCG will merge with and into the Company (the "Merger").

     In rendering this opinion, we have examined (i) the corporate books and records of CSBI, (ii) the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on December 16, 1997, in connection with the registration of 6,260 shares of common stock, par value $1.00 per share (the "Shares"), of the Company and (iii) the Agreement, and made such other investigations as we have deemed necessary. In such examinations we have assumed the genuineness of all signatures on all original documents, the conformity to the original documents of all copies submitted to us, and (except where our opinion expressly addresses execution and delivery) the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

     As to questions of fact material to this opinion, we have relied solely upon the representations and warranties as to factual matters contained in certificates and statements of officers of the Company and certain public officials and upon the accuracy and completeness of